                                                                       EXHIBIT 3

C. Taylor Ashworth, No. 010143          Gary A. Gotto, No. 007401
OSBORN MALEDON, P.A.                    DALTON GOTTO SAMSON & KILGARD
2929 North Central Avenue               3101 North Central Avenue
Suite 21 00                             Suite 900
Phoenix, Arizona 95012-2798             Phoenix, Arizona 95012
(602) 207-1288                          (602) 248-0088

Attorneys for Debtor

                         UNITED STATES BANKRUPTCY COURT
                           FOR THE DISTRICT OF ARIZONA

---------------------------------------------------
In re:

WORK RECOVERY, INC., a                               Case No. B-96-01640-TUC-JMM
Colorado corporation,

                        Debtor                                 Chapter 11

----------------------------------------------------

----------------------------------------------------
In re:
WORK RECOVERY CENTERS,                               Case No. B-96-01641-TUC-JMM
INC., an Arizona corporation.

                        Debtor                                 Chapter 11
----------------------------------------------------

                            DEBTORS' RESTATED AMENDED
                          JOINT PLAN OF REORGANIZATION
                              DATED OCTOBER 4, 1996
                        MODIFIED AS OF NOVEMBER 25, 1996

                                    EXHIBIT 1

                         UNITED STATES BANKRUPTCY COURT
                           FOR THE DISTRICT OF ARIZONA

In re:

WORK RECOVERY, INC., a                  Case No. B-96-01640-TUC-JMM
Colorado corporation,

                        Debtor                   Chapter 11


In re:

WORK RECOVERY CENTERS,                  Case No. B-96-01641-TUC-JMM
INC., an Arizona corporation.

                        Debtor                   Chapter 11


             DEBTORS' RESTATED AMENDED JOINT PLAN OF REORGANIZATION DATED OCTOBER 4, 1996, MODIFIED AS OF NOVEMBER 25, 1996

     WORK RECOVERY, INC., a Colorado corporation, and WORK RECOVERY CENTERS, INC., an Arizona corporation, Debtors and Debtors In Possession in the above captioned jointly administered cases, propose the following Chapter 11 Plan of Reorganization pursuant to Chapter 11 of Title 11 of the United States Code.

                                    ARTICLE 1
                                   DEFINITIONS

     The following terms, when used in the Plan, shall, unless the context otherwise requires, have the meanings set forth in this Article.

     1.1 GENERAL DEFINITIONS

          1.1.1 Administrative Claim shall mean a claim or portion of a claim which is a cost or expense of the administration of Debtors' Estates allowed under Section 503(b) of the Code that is entitled to priority under Section 507(a)(1) of the Code, including but not limited to any actual and necessary cost and expense of preserving the Estates, or operating the business of Debtors, and all fees and expenses of professionals entitled to compensation pursuant to Sections 328, 330 and 503(b) of the Code.

          1.1.2 Allowed Claim means a claim to the extent that:

               (a) a proof of such claim was filed with the Court within the applicable time period fixed by the Court, or deemed filed pursuant to Section 1111(a) of the Bankruptcy Code, or was not required to be filed pursuant to a Final Order; and

               (b) to which no objection has been made, or which is allowed (and only to the extent allowed) by a Final Order. Multiple proofs of claim within the same Class filed by one claimant shall be aggregated and shall constitute a single Allowed Claim.

          1.1.3 Allowed Secured Claim shall mean an Allowed Claim as defined herein and further defined as secured under Section 506(a) of the Bankruptcy Code.

          1.1.4 Bankruptcy Code means the Bankruptcy Code, as set forth in Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq., as amended.

          1.1.5 Bankruptcy Court means the United States Bankruptcy Court for the District of Arizona (or such other court as may have jurisdiction over this Chapter 11 case) and, with respect to any particular proceeding arising under Title 11 of the United States Code, or arising in or related to this Chapter 11 case, any other court which has jurisdiction over such proceeding.

          1.1.6 Bankruptcy Rules means the Rules of Bankruptcy Procedure and the Local Rules of Bankruptcy Procedure for the District of Arizona.

          1.1.7 Bar Date means October 1, 1996, the date . established by order of the Court by which any holder of a Claim or Interest must file a proof of claim or interest in order for such claim or interest to be considered for allowance.

          1.1.8 Claim means a claim against Debtors within the meaning of
Section 101 (5) of the Bankruptcy Code that arose prior to the Confirmation
Date.

          1.1.9 Class means a category or group of holders of Claims or Interests as designated pursuant to this Plan.

          1.1.10 Confirmation means entry of the Confirmation Order.

          1.1.11 Confirmation Date means the date on which the Confirmation Order is entered on the docket by the Clerk of the Bankruptcy Court.

          1.1.12 Confirmation Hearing means the hearing conducted by the Bankruptcy Court to consider confirmation of the Plan, as such hearing may be continued from time to time.

          1.1.13 Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to Section 1129 of the Bankruptcy Code.

          1.1.14 Creditors' Committee means the Official Unsecured Creditors' Committee appointed in the WRI Reorganization Case, as constituted from time to time.

          1.1.15 Debtors means Work Recovery, Inc., a Colorado corporation, and Work Recovery Centers, Inc., an Arizona corporation, each a Debtor and Debtor-in-Possession in these proceedings.

          1.1.16 Disclosure Statement means the written disclosure statement concerning the Plan approved by the Court pursuant to Section 1125(b) of the Bankruptcy Code, including any amendments thereto which have been approved by the Court.

          1.1.17 Discount Factor means a factor to be applied to the Share Rate to account for the diminution in value of New Common Stock distributable on account of Class 2E Claims because such stock will be restricted. At the Confirmation Hearing, Debtors will request the Court to determine the Discount Factor to be forty percent (40%).

          1.1.18 Disputed Claim means any claim as to which any party in interest has filed an objection, which objection has not been withdrawn or resolved by a Final Order.

          1.1.19 Effective Date means the first business day after the tenth
(10th) day after the Confirmation Date on which the Confirmation Order is not stayed, or such later date as Debtors shall select, not later than ninety (90) days after the Confirmation Date.

          1.1.20 Equity Conversion Rate means a ratio of an Allowed Interest to the number of shares of New Common Stock into which such claim may be converted pursuant to the terms of this Plan, which rate shall be one (1) share of New Common Stock for each ten (10) shares of Old Common Stock.

          1.1.21 Estates means the estates created in the Reorganization Cases under the Bankruptcy Code.

          1.1.22 Estimated Claim means a Disputed Claim which has been estimated for distribution purposes pursuant to Section 14.3 hereof.

          1.1.23 Final Order means an order, judgment or other decree of the Court, including, without limitation, a stipulation or other agreement entered into which is 'so ordered" by the Court, the operation or effect of which has not been reversed or stayed and as to which order, judgment or other decree (or any revision, modification or amendment thereof) the time to appeal or seek review has expired, and as to which no appeal or petition for review or certiorari has been taken or is pending (or if such appeal or petition has been taken or granted, it has been finally decided).

          1.1.24 Interest or Interests means the rights of any holder of shares of stock in a Debtor or of any holder of warrants or rights to acquire stock in a Debtor.

          1.1.25 MetLife means Metlife Capital Financial Corporation, the holder of the Class 2A and Class 2B Claims.

          1.1.26 MetLife Louisiana Rate means a rate of interest to be paid on the principal amount of the Class 2A Claim, such rate to be determined by the Bankruptcy Court at the Confirmation Hearing as sufficient to meet the requirements of Sections 506(b) and 1129(b)(2)(A)(i)(ii) of the Bankruptcy Code. At the hearing, Debtors shall request the Court to find that the MetLife Louisiana Rate should be two percent (2%) above the yield rate then prevailing for three-year Treasury obligations as reported in the "Wall Street Journal".

          1.1.27 New Common Stock means stock in New WRI issued pursuant to this Plan. Pursuant to the terms of this Plan, approximately 15,000,000 shares of New Common Stock may be issued, in addition to New Common Stock that may be issued pursuant to the exercise of New Warrants, as provided for herein.

          1.1.28 New Warrant means a warrant permitting the purchase of New Common Stock issued pursuant to Section 5.2 hereof at page 1 5.

          1.1.29 New WRI means the corporation, organized under the laws of the State of Delaware, to be formed pursuant to the provisions of Article 10 to be the successor to the Debtors.

          1.1.30 Old Common Stock means the common stock of WRI issued and outstanding immediately prior to the Effective Date.

          1.1.31 Petition Date means May 29, 1996, the date upon which the Reorganization Cases commenced.

          1.1.32 Plan means this plan of reorganization, including any amendment or modification made in accordance with the terms of the Plan or the applicable provisions of the Bankruptcy Code.

          1.1.33 Plan Shares means shares of New Common Stock to be issued pursuant to the terms of this Plan; PROVIDED, Plan Shares do not include the shares provided for herein to be issued to the Employee Stock Option Plan and do not include any shares issued pursuant to New Warrants.

          1.1.34 Priority Claims means those Allowed Claims which are entitled to priority under Section 507(a)(1) through (a)(7) of the Bankruptcy Code.

          1.1.35 Recovery Conversion Rate means a ratio of certain Allowed Claims or administrative expenses to the number of shares of New Common Stock into which such claims or expenses may be converted pursuant to the terms of this Plan, which rate shall be fixed so that the claimant receives one percent (1%) of the Plan Shares for each $100,000 of Allowed Claim or expense.

          1.1.36 Pro Rata means the ratio of an Allowed Claim or Interest in a particular Class to the aggregate amount of all Allowed Claims or Interests in that Class.

          1.1.37 Recovery Lender means Recovery Lender, L.L.C., an Arizona limited liability company, the lender under the Recovery Lender Financing Agreement.

          1.1.38 Recovery Lender Financing Agreement means the Financing Agreement between WRI and Recovery Lender providing for certain pre-petition and post-petition loans to WRI, as such agreement has been or may be modified from time to time.

          1.1.39 Reorganization Cases means In re Work Recovery, Inc., Case No. 96-01640-TUC-JMM and In re Work Recovery Centers, Inc.,
Case No. 96-01641-TUC-JMM.

          1.1.40 Reorganized Debtor means New WRI, as successor to Work Recovery, Inc. and Work Recovery Centers, Inc. after the Effective Date of the Plan.

          1.1.41 Securities Fraud Claim means a claim arising from rescission of a purchase or sale of a security of WRI, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution on account of such claim, within the meaning of Section 510(b) of the Bankruptcy Code, to the extent such claim arises in connection with securities purchased after September 30, 1993, and before April 30, 1996.

          1.1.42 Securities Fraud Claim Bar Date means the date set by the Court for the filing of proofs of claim for Securities Fraud Claims. Currently, the Court has set October 1, 1996 as the date for filing all claims; Debtors have filed a motion to extend such date as it applies to Securities Fraud Claims.

          1.1.43 Share Rate means an amount of money equal to the likely fair market value of a share of New Common Stock after the Effective Date, as determined by the Bankruptcy Court at the Confirmation Hearing. The Share Rate is applicable in determining the exercise price for New Warrants as provided for in this Plan. The Share Rate is also applicable in determining the amount of shares issuable under the Plan on account of Allowed Claims in Class 3C (Unresolved Claims WRI). Debtors currently anticipate that they will request the Court to find such value to be $2.50, but reserve the right to propose a different value based upon the facts and circumstances as of the Confirmation Hearing.

          1.1.44 Tax Claim means a claim for taxes of the kind specified in
Section 507(a)(7) of the Bankruptcy Code.

          1.1.45 TEAM means the Team for New Management, L.L.C., the limited liability company which currently manages the Debtors pursuant to an agreement with Debtors, as approved by the Bankruptcy Court.

          1.1.46 Unresolved Claim means a Disputed Claim included in a list of such claims to be filed by Debtors and the Creditors' Committee on or before November 1, 1996. PROVIDED, Unresolved Claims shall not include Securities Fraud Claims.

          1.1.47 Wage Claim means a claim for wages, salaries, commissions, including vacation pay, severance and sick leave pay, of the kind and in the amount specified in Section 507(a)(3) of the Bankruptcy Code.

          1.1.48 WRI means Work recovery, Inc., a Colorado corporation.

          1.1.49 WRC means Work Recovery Centers, Inc,, an Arizona corporation.

     1.2 PROPERTY DESCRIPTIONS

     Certain properties of WRI are referred to herein and described with particularity in the Schedules hereto:

          1.2.1 The Louisiana Property means that certain real property located in Metairie, Louisiana as more particularly described in Schedule 1 , consisting of all property interests which are covered by the security interest of MetLife securing the Class 2A Claim.

          1.2.2 The Tucson Property means that certain real property located in Tucson, Arizona as more particularly described in Schedu1e 2, consisting of all property interests which are covered by the security interest of MetLife securing the Class 2B Claim.

          1.2.3 The Engmann Collateral means that certain personal property more particularly described in Schedule 3, consisting of all property interests which are covered by the security interest securing the Class 2C Claim.

          1.2.4 The Recovery Lender Collateral means that certain personal property more particularly described in Schedule 4, consisting of all property interests which are covered by the security interest securing the Class 2D Claim.

          1.2.5 The Allsup Collateral means that certain personal property more particularly described in Schedule 5, consisting of all property interests which are covered by the security interest securing the Class 2E Claim.

     1.3 TERMS DEFINED IN BANKRUPTCY CODE

     A term not defined in the Plan but defined in the Bankruptcy Code shall have the meaning given in the Bankruptcy Code.

                                    ARTICLE 2
                            CLASSIFICATION OF CLAIMS
                                  AND INTERESTS

     For the purposes of the Plan, Claims against and Interests in the Debtors, of whatever nature, whether or not scheduled, liquidated or unliquidated, absolute or contingent, direct or indirect, including all Claims arising from the rejection of executory contracts, and all Claims or Interests arising from the ownership of equity securities of Debtor, shall be bound by the provisions of this Plan and are classified as follows:

     2.1 PRIORITY CLAIMS

          2.1.1 Class 1 A. Allowed Administrative Claims WRI. Class 1 A shall consist of all Allowed Administrative Claims against the Estate of Work Recovery, Inc.

          2.1.2 Class 1 B. Allowed Administrative Claims WRC. Class 1 B shall consist of all Allowed Administrative Claims against the Estate of Work Recovery Centers, Inc.

          2.1.3 Class 1 C. Allowed Wage Claims WRI. Class 1 C shall consist of all Allowed Wage Claims.

          2.1.4 Class 1 D. Allowed Tax Claims WRI. Class 1 D shall consist of all Allowed Tax Claims against the Estate of WRI.

          2.1.5 Class 1 E. Allowed Tax Claims WRC. Class 1 E shall consist of all Allowed Tax Claims against the Estate of WRC.

     2.2 SECURED CLAIMS

          2.2.1 Class 2A. Louisiana Property Secured Claim WRI. Class 2A shall consist of the Allowed Secured Claim of MetLife Finance Corporation secured by the Louisiana Property.

          2.2.2 Class 2B. Tucson Property Secured Claim WRI. Class 2B shall consist of the Allowed Secured Claim of MetLife Finance Corporation secured by the Tucson Property.

          2.2.3 Class 2C. Engmann Secured Claim WRI. Class 2C shall consist of the Allowed Secured Claim of Doug Engmann secured by the Engmann Collateral.

          2.2.4 Class 2D. Recovery Lender Secured Claim WRI. Class 2D shall consist of the Allowed Secured Claim of Recovery Lender, L.L.C., secured by the Recovery Lender Collateral.

          2.2.5 Class 2E. Allsup Secured Claim WRI. Class 2E shall consist of the Allowed Secured Claim of Allsup, Inc. secured by the Allsup Collateral.

          2.2.6 Class 2F. Ford Motor Secured Claim WRI. Class 2E shall consist of the Allowed Secured Claim of Ford Motor Credit Company, secured by an automobile.

     2.3 UNSECURED CLAIMS

          2.3.1 Class 3A. Small Claims WRI. Class 3A shall consist of all Allowed Claims against the Estate of WRI, not entitled to priority, which are either (a) $500 or less, or (b) greater than $500, but the holders of which voluntarily elect to reduce their claims to $500 in order to be treated as Class 3A Claims pursuant to Article 4 hereof.

          2.3.2 Class 38. Small Claims WRC. Class 3B shall consist of all Allowed Claims against the Estate of WRC, not entitled to priority, which are either (a) $500 or less, or (b) greater than $500, but the holders of which voluntarily elect to reduce their claims to $500 in order to be treated as Class 3B Claims pursuant to Article 4 hereof.

          2.3.3 Class 3C. Unresolved Claims WRI. Class 3C Claims shall consist of all Allowed Unresolved Claims against WRI. The Class 3C Claims shall include certain claims which are disputed, unliquidated, or contingent claims, including without limitation, any claims for damages resulting from the rejection of leases or executory contracts, and claims subject to set off by the Debtor. The Claims to be included in such Class shall be identified in accordance with the provisions of Article 6 of this Plan at page 16 hereof.

          2.3.4 INTENTIONALLY OMITTED.

          2.3.5 Class 3E. Securities Fraud Claims WRI. Class 3E Claims shall consist of all Allowed Securities Fraud Claims. Such claims arise from rescission of a purchase or sale of a security of WRI, or are for damages arising from the purchase or sale of such security, or are for reimbursement or contribution on account of such a claim, within the meaning of Section 510(b) of the Bankruptcy Code, and include only those claims with respect to securities of WRI purchased by the claimant after September 30, 1993 and before April 30, 1996. Notwithstanding the foregoing, Class 3E Claims shall not include claims included within Class 3F or Class 3G.

          2.3.6 Class 3F. B Warrants Claims WRI. Class 3F Claims shall consist of all Allowed Claims against the Estate of WRI arising from or relating to the issuance of B Warrants, including any claims based upon the exercise of such warrants.

          2.3.7 Class 3G. Dealer Warrants Claims WRI. Class 3G Claims shall consist of all Allowed Claims against the Estate of WRI arising from or relating to the issuance of Dealer Warrants, including any claims based upon the exercise of such warrants.

          2.3.8 Class 3H. General Unsecured Claims WRI. Class 3H Claims shall consist of all Allowed Claims against the Estate of WRI not otherwise classified herein.

          2.3.9 Class 31. General Unsecured Claims WRC. Class 31 Claims shall consist of all Allowed Claims against the Estate of WRC not otherwise classified herein.

     2.4 INTERESTS

          2.4.1 Class 4A. Series A Preferred Stock WRI. Class 4A shall consist of all Allowed Interests of the holders of Series A Preferred Stock in WRI, except those classified in Class 4H.

          2.4.2 Class 4B. Series B Preferred Stock WRI. Class 4B shall consist of all Allowed Interests of the holders of Series B Preferred Stock in WRI, except those classified in Class 4H.

          2.4.3 Class 4C. Series C Preferred Stock WRI. Class 4C shall consist of all Allowed Interests of the holders of Series C Preferred Stock in WRI, except those classified in Class 4H.

          2.4.4 Class 4D. Common Stock WRI. Class 4D shall consist of all Allowed Interests of the holders of WRI Common Stock, except those classified in Class 4H.

          2.4.5 INTENTIONALLY OMITTED.

          2.4.6 Class 4F. Common Stock WRC. Class 4F shall consist of all Allowed Interests of WRI, as the holder of Common Stock in WRC.

          2.4.7 Class 4G. Employee Stock Option Plan WRI. Class 4G shall consist of all Allowed Interests of the beneficiaries of WRI's Employee Stock Option Plan.

          2.4.8 Class 4H. Brandon Interests WRI. Class 4H shall consist of all Allowed Interests of Thomas Brandon, and his affiliates and insiders, to the extent that the Bankruptcy Court determines that such Interests should be subordinated to the Interests of other Interest holders. Debtors will request the Court to make such determination at the Confirmation Hearing.

                                    ARTICLE 3
                             TREATMENT OF CLASSES OF
                              CLAIMS AND INTERESTS

     3.1 PRIORITY CLAIMS

          3.1.1 Class 1 A. Allowed Administrative Claims WRI. Each holder of an Allowed Class 1A Claim shall receive, on account of such Claim, cash in the full amount of such Claim on the later of (i) the Effective Date, (ii) the date on which the Claim is allowed, or (iii) the date upon which such obligation becomes due in accordance with its terms.

          Professionals and entities who may be entitled to allowance of fees and expenses from the estate pursuant to Section 503(b)(2) through (6) of the Bankruptcy Code will receive cash in the amount awarded to such professionals or entities at such times and in accordance with Final Orders entered pursuant to Sections 330 or 503(b)(2) through (6) of the Bankruptcy Code.

          Any holder of a Class 1A Claim may agree to deferred payment or a different treatment, provided such treatment is no more favorable than provided for herein.

          Class 1 A Claims are not impaired.

          3.1.2 Class 1 B. Allowed Administrative Claims WRC. Each holder of an Allowed Class 1B Claim shall receive, on account of such Claim, cash in the full amount of such Claim on the later of (i) the Effective Date, (ii) the date on which the Claim is allowed, or (iii) the date upon which such obligation becomes due in accordance with its terms.

          Professionals and entities who may be entitled to allowance of fees and expenses from the estate pursuant to Section 503(b)(2) through (6) of the Bankruptcy Code will receive cash in the amount awarded to such professionals or entities at such times and in accordance with Final Orders entered pursuant to
Section 330 or 503(b) (2) through (6) of the Bankruptcy Code.

          Any holder of a Class 1B Claim may agree to deferred payment or a different treatment, provided such treatment is no more favorable than provided for herein.

          Class 1 B Claims are not impaired.

          3.1.3 Class 1 C. Allowed Wage Claims WRI. Each holder of an Allowed Class 1 C Claim shall receive, on account of such claim, payment in full, in cash, on the later of (i) the Effective Date, (ii) the date on which the Claim becomes an Allowed Claim, or (iii) the date upon which such obligation becomes due in accordance with its terms.

          Any holder of a Class 1C Claim may agree to deferred payment or a different treatment, provided such treatment is no more favorable than provided for herein.

          Class 1C Claims are not impaired.

          3.1.4 Class 1 D. Allowed Tax Claims WRI. Each holder of an Allowed Class 1 D Claim shall receive, on account of such claim, cash in the full amount of such claim, on the later of the Effective Date or the date upon which such Claim becomes an Allowed Claim.

          Class 1 D Claims are not impaired.

          3.1.5 Class 1 E. Allowed Tax Claims WRC. Each holder of an Allowed Class 1E Claim shall receive, on account of such claim, cash in the full amount of such claim, on the later of the Effective Date or the date upon which such Claim becomes an Allowed Claim.

          Class 1 E Claims are not impaired.

     3.2 SECURED CLAIMS

          3.2.1 Class 2A. Louisiana Property Secured Claim WRI. To the extent that such claim has not been paid as of the Effective Date, the holder of the Class 2A Claim shall, on account of such claim, receive cash in the full amount of the Allowed Class 2A Claim, together with any accrued and unpaid interest on the principal amount of such claim at the MetLife Louisiana Rate from the Petition Date until the Effective Date as and to the extent such interest may be authorized by Final Order of the Bankruptcy Court in accordance with Section 506(b) of the Bankruptcy Code. The payment shall be made from the proceeds of the sale of the Louisiana Property and as part of the closing of such sale.

          Until the closing of the sale of the Louisiana Property, the holder of the Class 2A Claim shall (i) retain its lien on the Louisiana Property to secure payment of the amounts specified herein, and (ii) receive monthly payments of interest on the principal amount of such claim, commencing on the first day of the calendar month which is at least thirty (30) days after the Effective Date, and continuing until the closing of the Louisiana Property sale.

          The Class 2A Claim is impaired.

          3.2.2 Class 2B. Tucson Property Secured Claim WRI. The holder of the Class 2B Claim shall retain its lien on the Tucson Property to secure payment of the deferred payments provided for in this Section.

          The holder of the Class 2B Claim shall receive, on account of such claim, (i) on the Effective Date, an amount equal to any payments required to cure any existing defaults that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, and (ii) thereafter, monthly payments as provided for in the existing agreement with the holder of the Class 2B Claim. Upon the payment on the Effective Date provided for herein, the maturity date for the obligation shall be reinstated as it existed prior to any defaults, as provided for in Section 1124(2)(B) of the Bankruptcy Code.

          The Class 2B Claim is not impaired.

          3.2.3 Class 2C. Engmann Secured Claim WRI. The holder of the Class 2C Claim shall, on account of such claim, receive, at the election of the holder, either (i) payment in the full amount of the Allowed Claim in six (6) equal monthly installments commencing on the thirtieth (30th) day after the Effective Date with interest at eight percent (8%) per annum, or (ii) New Common Stock in an amount based upon the Recovery Conversion Rate.

          The Class 2C Claim is impaired.

          3.2.4 Class 2D. Recovery Lender Secured Claim WRI. The holder of the Class 2D Claim shall, on account of such claim, receive New Common Stock in an amount based upon the Recovery Conversion Rate.

          The Class 2D Claim is impaired.

          3.2.5 Class 2E. Allsup Secured Claim WRI. The holder of the Class 2E Claim shall, on account of such claim, receive, at the election of the holder, either (i) payment in the full amount of the Allowed Class 2E Claim in thirty-six (36) equal monthly installments commencing on the thirtieth (30th) day after the Effective Date with interest at ten percent (10%) per annum, or
(ii) New Common Stock equal in value to the amount of the Allowed Claim with allowed interest, based upon the Share Rate and the Discount Factor.

          The Class 2E Claim is impaired.

          3.2.6 Class 2F. Ford Motor Secured Claim WRI. The holder of the Class 2F Claim shall retain its lien on the automobile to secure payment of the deferred payments provided for in this Section.

          The holder of the Class 2F Claim shall receive, on account of such claim, (i) on the Effective Date, an amount equal to any payments required to cure any existing defaults that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, and (ii) thereafter, monthly payments as provided for in the existing agreement with the holder of the Class 2F Claim. Upon the payment on the Effective Date provided for herein, the maturity date for the obligation shall be reinstated as it existed prior to any defaults, as provided for in Section 1124(2)(B) of the Bankruptcy Code.

          The Class 2F Claim is not impaired.

     3.3 UNSECURED CLAIMS WITHOUT PRIORITY

          3.3.1 Class 3A. Small Claims WRI. Each holder of an Allowed Class 3A Claim shall receive, on account of such claim, cash in the amount of ninety percent (90%) of its Allowed Claim, within thirty (30) days of the Effective Date.

          Class 3A Claims are impaired.

          3.3.2 Class 3B. Small Claims WRC. Each holder of an Allowed Class 3B Claim shall receive, on account of such claim, cash in the amount of ninety percent (90%) of its Allowed Claim, within thirty (30) days of the Effective Date.

          Class 3B Claims are impaired.

          3.3.3 Class 3C. Unresolved Claims WRI. Each holder of an Allowed Class 3C Claim shall, on account of such Claim, receive shares of New Common Stock, of a value as of the Effective Date equal to the Allowed Amount of such claim, provided, that the total amount of shares distributable on account of Claims in Class 3C shall not exceed 1,500,000 shares. The value of the New Common Stock shall be based upon the Share Rate. Shares shall be issuable in accordance with the provisions of Article 6 hereof.

          The Class 3C Claims are impaired.

          3.3.4 INTENTIONALLY OMITTED.

          3.3.5 Class 3E. Securities Fraud Claims WRI. Each holder of an Allowed Class 3E Claim shall, on account of such Claim, receive its pro rata share of 1,500,000 shares of New Common Stock in accordance with the provisions of
Article 7 of this Plan at page 17, and also a pro rata interest in the Claims Trust, in accordance with the provisions of Article 8 of this Plan at page 17.

          The Class 3E Claims are impaired.

          3.3.6 Class 3F. B Warrants Claims WRI. Each holder of an Allowed Class 3F Claim shall, on account of such Claim, receive its pro rata share of 150,000 shares of New Common Stock.

          The Class 3F Claims are impaired.

          3.3.7 Class 3G. Dealer Warrants Claims WRI. Each holder of an Allowed Class 3F Claim shall, on account of such Claim, receive its pro rata share of 350,000 shares of New Common Stock.

          The Class 3G Claims are impaired.

          3.3.8 Class 3H. General Unsecured Claims WRI. Each holder of an Allowed Class 3H Claim shall, on account of such Claim, receive cash equal to eighty percent (80%) of its Allowed Claim, in two (2) equal installments, the first such installment being payable within thirty (30) days of the Effective Date, and the final installment being payable within one hundred eighty (180) days of the Effective Date. Such holders shall also receive additional distributions from the Claims Trust in accordance with the provisions of Article 8 hereof.

          The Class 3H Claims are impaired.

          3.3.9 Class 31. General Unsecured Claims WRC. Each holder of an Allowed Class 3I Claim shall, on account of such Claim, receive cash equal to eighty percent (80%) of the Allowed Claim, in two (2) equal installments, the first such installment being payable within thirty (30) days of the Effective Date, and the final installment being payable within one hundred eighty (180) days of the Effective Date. Such holders shall also receive additional distributions from the Claims Trust in accordance with the provisions of Article 8 hereof.

          The Class 3I Claims are impaired.

     3.4 INTERESTS

          3.4.1 Class 4A. Series A Preferred Stock WRI. Prior to the Effective Date of the Plan, the Series A Preferred Stock shall be redeemed in accordance with its terms. The funds required to redeem the stock, approximately $1800, shall be contributed to Debtor by Doug Engmann, as additional capital and without compensation, exchange or reimbursement.

          The Class 4A Interest is unimpaired.

          3.4.2 Class 4B. Series B Preferred Stock WRI. Each holder of a Class 4B Interest shall, on account of such Interest, receive (i) cash in an amount equal to twenty percent (20%) of all accrued and unpaid dividends, as of the Petition Date, attributable to such Interest, and (ii) New Common Stock in an amount determined based upon the Equity Conversion Rate and the number of shares of Old Common Stock into which the Class 4B Interest is convertible.

          The Class 4B Interests are impaired.

          3.4.3 Class 4C. Series C Preferred Stock WRI. Each holder of a Class 4C Interest shall, on account of such Interest, receive (i) cash in an amount equal to twenty percent (20%) of all accrued and unpaid dividends, as of the Petition Date, attributable to such Interest, and (ii) New Common Stock in an amount determined based upon the Equity Conversion Rate and the number of shares of Old Common Stock into which the Class 4C Interest is convertible.

          The Class 4C Interests are impaired.

          3.4.4 Class 4D. Common Stock WRI. Each holder of a Class 4D Interest shall, on account of such interest, receive (i) shares of New Common Stock based upon the Equity Conversion Rate, and, (ii) subject to the conditions specified in section 5.2.6 hereof at page 15, New Warrants to purchase a like amount of additional New Common Stock, in accordance with the provisions of Article 5 of this Plan at page 14 hereof, and (iii) a pro rata interest in the Claims Trust in accordance with the provisions of Article 8 of this Plan at page 17 hereof.

          The Class 4D Interests are impaired.

          3.4.5 INTENTIONALLY OMITTED.

          3.4.6 Class 4F. Common Stock WRC. The holder of the Class 4F Interest shall retain its interest in WRC.

          The Class 4F Interests are impaired.

          3.4.7 Class 4G. Employee Stock Option Plan WRI. The holders of the Class 4G Interest shall receive a Pro Rata portion of options to purchase 211,805 shares of New Common Stock. Each beneficiary of the Employee Stock Option Plan who has unexpired, unexercised options will receive a replacement option to acquire one (1) share of New Common Stock for each ten (10) shares of Old Common Stock for which such employee has such options, such option exercisable at the average market price for New Common Stock from February 1, 1997 through February 28, 1997. The Stock Option Plan will receive the balance of the options and will be authorized to award such options in accordance with the terms of the existing Employee Stock Option Plan.

          The Class 4G Interests are impaired.

          3.4.8 Class 4H. Brandon Interests WRI. The holders of Class 4H Interests will receive nothing on account of their Interests.

          Class 4H Interests are impaired.

                                    ARTICLE 4
                             ELECTIONS BY CLAIMANTS

     4.1 SMALL CREDITOR ELECTIONS

     Simultaneously with the distribution of ballots on the Plan, each holder of a Claim in excess of $500 shall be requested to elect whether to reduce its Claim to $500 and thereby choose the Class in which its Claim shall be classified and treated. Each Claim holder having an election shall make its election by filing its ballot with the Bankruptcy Court within the time specified by the Bankruptcy Court for the filing of ballots on the Plan. Unless a holder of an Allowed Claim in excess of $500 elects to reduce its claim to $500, it shall not be treated as a member of Class 3A or Class 3B.

     4.2 NEW COMMON STOCK ELECTIONS

     Simultaneously with the distribution of ballots on the Plan, each holder of a Class 2C or 2E Claim shall be requested to elect whether to accept New Common Stock in exchange for its Claim. Each such Claim holder shall make its election by filing its ballot with the Bankruptcy Court within the time specified by the Bankruptcy Court for the filing of ballots on the Plan. Unless a holder of a Class 2C or 2E Claim elects to accept New Common Stock, it shall be deemed to have elected the alternative treatment provided for herein.

                                    ARTICLE 5
                    ISSUANCE OF NEW COMMON STOCK AND WARRANTS

     5.1 ISSUANCE OF NEW COMMON STOCK

     On the Effective Date, New WRI shall issue to the Disbursing Agent sufficient shares of New Common Stock to satisfy the distribution requirements of this Plan.

     5.2 ISSUANCE OF NEW WARRANTS

     On the Effective Date, and subject to the condition specified in section
5.2.6 hereof, New WRI shall issue to the Disbursing Agent, for distribution to holders of Allowed Class 4D Interests as provided in this Plan, New Warrants for the purchase of New Common Stock. The New Warrants shall be freely transferable and shall give the holders the following rights:

          5.2.1 The right to purchase, at the Share Rate, a number.- of shares of New Common Stock in the Reorganized Debtor equal to one (1) share for every ten (10) shares of Old Common Stock held by the Class 4D Interest holder.

          5.2.2 The exercise of a New Warrant shall be irrevocable.

          5.2.3 Each New Warrant shall expire and be of no further effect on the earlier of (i) 1 80 days after the Effective Date, or (ii) the date upon which 2,700,000 shares of New Common Stock have been purchased pursuant to the exercise of New Warrants.

          5.2.4 Notwithstanding the foregoing, the New Warrants shall be limited so that no more than 2,700,000 shares of New Common Stock may be issued in the aggregate pursuant to such warrants.

          5.2.5 New Warrants for all or any portion of the indicated number of shares may be exercised by surrendering the New Warrant and delivering the exercise price to WRI.

          5.2.6 The issuance of Warrants under the Plan is expressly conditioned on the entry by the Bankruptcy Court of a Final Order concluding that Section 5 of the Securities Act of 1933 and any State of local law requiring registration for offer or sale of security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security are not applicable to the offer or distribution of such warrants by virtue of Section 1145 of the Bankruptcy Code.

     5.3 ISSUANCE OF ALLSUP WARRANTS

     On the Effective Date, New WRI shall issue, to Allsup, Inc., warrants (the "Allsup Warrants") to purchase additional shares of New Common Stock. The Allsup Warrants will be non-transferable and shall give the holder the following rights:

          5.3.1 The right to purchase, at the Share Rate, up to 300,000 shares of New Common Stock.

          5.3.2 Unless exercised previously, the Allsup Warrants shall expire and be of no further effect 200 days after the Effective Date.

          5.3.3 The Allsup Warrants shall be exercisable, in whole or in part, by surrendering the Allsup Warrants and delivering the exercise price to WRI.

     5.4 ISSUANCE OF CONDITIONAL WARRANTS

     On the Effective Date, new WRI shall issue to the Disbursing Agent, for the benefit of all recipients of Plan Shares, a Conditional Warrant. Rights in the Conditional Warrant shall be non-transferable and shall bestow the following rights:

          5.4.1 To purchase, at the Share Rate, a number of shares of New Common Stock in an amount equal to the difference, if any, between 2,700,000 and the number of shares issued pursuant to the exercise of New Warrants.

          5.4.2 Rights under the Conditional Warrant shall be exercisable from 180 days after the Effective Date and until 200 days after the Effective Date.

          5.4.3 Rights under the Conditional Warrant shall be exercisable only in response to a specific written proposal from New WRI to a beneficiary of the Conditional Warrant, such proposal to require payment of the purchase price within ten (10) days of receipt of the proposal.

          5.4.4 New WRI shall make such written proposals to the recipients of Plan Shares based upon the order in which Debtors and/or New WRI receive written expressions of interest in exercising the rights granted under the Conditional Warrant.

                                    ARTICLE 6
                           DISTRIBUTIONS ON ACCOUNT OF
                                UNRESOLVED CLAIMS

     6.1 IDENTIFICATION OF CLAIMS

     On or before November 1, 1996, Debtors shall prepare and file a list of Disputed Claims that the Debtors and the Creditors' Committee determine are substantial Disputed Claims arising from improvident or suspect transactions. Such Claims shall be referred to herein as "Unresolved Claims." Debtors shall notify the holder of each such Claim of the filing of such list.

     6.2 RESOLUTION OF CLAIMS

     The Bankruptcy Court shall resolve all Unresolved Claims.

     6.3 INITIAL DISTRIAUTION

     On the thirtieth (30th) day after the Effective Date, holders of Allowed and Estimated Class 3C Claims shall receive a distribution of New Common Stock, which distribution shall be prorated only among such Claims which have been Allowed or Estimated. The distribution to all holders of Allowed and Estimated Claims in such Class shall total the lesser of (i) 500,000 shares of New Common Stock, or (ii) a number of shares determined by dividing the Allowed and Estimated Amount of such claims by the Share Rate.

     6.4 FINAL DISTRIBUTION

     On the first anniversary of the Effective Date, holders of Allowed and Estimated Class 3C Claims shall receive a final distribution of New Common Stock, which distribution shall be distributed only among such Claims which have been Allowed or Estimated. The distribution to all holders of Allowed and Estimated Claims in such Class shall be total the lesser of (i) 1,500,000 shares of New Common Stock less those shares issued in the Initial Distribution, or (ii) a number of shares determined by dividing the Allowed and Estimated Amount of such claims by the Share Rate, less those shares issued in the Initial Distribution. The final distribution shall be made, first, on account of such Claims that were Allowed or Estimated after the Initial Distribution, and then, pro rata, among all such Allowed and Estimated Claims.

                                    ARTICLE 7
                             SECURITIES FRAUD CLAIMS

     7.1 IDENTIFICATION OF CLAIMS

     Debtors anticipate that the method of identifying Securities Fraud Claims and making distributions on account of such Claims shall be determined in accordance with a settlement agreement to be approved by the United States District Court for the District of Arizona and the Bankruptcy Court. If a settlement agreement is not reached or not approved, Debtors shall prepare and file with the Bankruptcy Court a list of all claims filed in these proceedings that constitute Securities Fraud Claims within sixty (60) days after the Securities Fraud Bar Date.

     7.2 DISTRIBUTION ON ACCOUNT OF CLAIMS

     As soon as practicable after the identification of all such claims, the Disbursing Agent shall disburse 1,500,000 shares of New Common Stock Pro Rata to the holders of Allowed Securities Fraud Claims.

                                    ARTICLE 8
                                THE CLAIMS TRUST

     8.1 ESTABLISHMENT OF TRUST

     On the Effective Date, Debtors shall cause to be created a Trust (the 'Claims Trust") and shall transfer and assign to the Claims Trust all claims and causes of action Debtors may have against Thomas Brandon, relatives and affiliates of Tom Brandon, and all other persons and entities who acted in concert with Tom Brandon in the suspect transactions described in WRI's financial statements for the period ending June 30, 1995. Within thirty (30) days after the Effective Date, New WRI will transfer $50,000 in cash to the Claims Trust. On or before the first anniversary of the Effective Date, New WRI will transfer an additional $250,000 to the Claims Trust.

     8.2 APPOINTMENT AND RESPONSIBILITIES OF TRUSTEE

     After the confirmation hearing, the Creditors Committee will request the Bankruptcy Court to designate a person or entity to serve as trustee of the Claims Trust, who will manage and conduct the affairs of the Claims Trust. The Trustee shall be responsible for prosecuting the claims transferred to the Trust, and shall be primarily responsible for pursuing objections to Unresolved Claims.

     8.3 EXCESS SHARES OF NEW COMMON STOCK

     If some portion of the 1,500,000 shares of New Common Stock allocated under this Plan on account of Class 3C Claims are not required under the terms of this Plan to be distributed to the holders of such Claims, one half of the excess shares will be canceled and one half of the excess shares will be transferred to the Claims Trust.

     8.4 BENEFICIARIES And DISTRIBUTIONS

     The beneficiaries of the Claims Trust shall be (i) the holders of Allowed Claims in Classes 3H, 3I and 3E, and (ii) the holders of Class 4D Interests. Until the holders of Class 3H and 3I Claims have received distributions from the Claims Trust equal to twenty percent (20%) of the Allowed Amount of their claims, the Trustee shall distribute the net funds available in the Claims Trust (after allowance for expenses of the Claims Trust) pro rata among the holders of Class 3H and 3! Claims. After the holders of Class 3H and 3I Claims have received such amount, The Trustee shall distribute all net funds thereafter among the holders of Class 3E Claims and Class 4D Interests, prorated based upon the ratio between the number of shares of New Common Stock issuable to such holder under this Plan and the number of all such shares issuable on account of claims in Class 3E and Interests in Class 4D. Distributions shall be made in accordance with the terms of a Trust Agreement to be approved by the Court at the Confirmation Hearing.

                                    ARTICLE 9
                           IMPLEMENTATION PROVISIONS -
                           CERTAIN ENABLING AGREEMENTS

     Consummation of the Plan is contingent upon the completion, on or prior to the Effective Date, of certain agreements. These agreements are described in the following sections.

     9.1 STOCK ACCEPTANCE BY RECOVERY LENDER

     Consummation of the Plan is contingent upon the election by Recovery Lender to convert its administrative claim and its Class 2D Claim to New Common Stock in accordance with the conversion privilege afforded in the Recovery Lender Financing Agreement. Such agreement provides that, upon conversion, Recovery Lender shall receive one percent (1 %) of the New Shares issued pursuant to the Plan for every $100,000 in advances made pursuant to the Recovery Lender Financing Agreement.

     9.2 AGREEMENT WITH TEAM.

     Consummation of the Plan is also contingent upon the execution of an agreement between WRI and the TEAM providing for continued management of the Debtor after the Effective Date. To obtain such agreement, New WRI will agree to issue an aggregate of 2,500,000 shares of New Common Stock to the TEAM, to key employees, and to existing members of the board of directors in full satisfaction of their existing claims for warrants and in partial payment for services rendered during the administration of these proceedings. Dorcas R. Hardy and Robert D. Judson, Jr. will agree to enter into employment agreements, providing for their full time services. Ms. Hardy will agree to hold stock issued to her through the TEAM for a period of at least six (6) months after the Effective Date.

     9.3 AGREEMENT WITH ALLSUP, INC.

     Consummation of the Plan is also contingent upon the approval by the Bankruptcy Court and the performance by the parties of an agreement between WRI and Allsup, Inc., providing for a post-petition loan to Debtor in the amount of $500,000, and the purchase of stock in New WRI, on the Effective Date for an additional $1,000,000. Under the terms of this agreement, New WRI will be required to secure the services of Ms. Hardy and Mr. Judson to provide full time services to New WRI after the Effective Date.

                                   ARTICLE 10
                  IMPLEMENTATION PROVISIONS -- NEW CORPORATION

     10.1 FORMATION OF NEW WORK RECOVERY, INC.

     Prior to the Effective Date, WRI will cause to be formed a corporation ("New WRI"), organized under the laws of the State of Delaware, with the name "Work Recovery, Inc.," or a similar name, and will issue one share of WRI common stock to New WRI. Until the Effective Date, WRI will be the sole shareholder of New WRI.

     10.2 TRANSFER OF ASSETS AND LIABILITIES

     On the Effective Date, WRI and WRC will transfer all of their assets to New WRI, except as otherwise provided in this Plan. New WRI will assume all liabilities of WRI and WRC as such liabilities are modified pursuant to the terms of this Plan.

     10.3 DISSOLUTION OF WRI AND WRC

     After the Effective Date, WRI and WRC will continue in existence as wholly owned subsidiaries of New WRI until the completion of the distribution of New Common Stock pursuant to the terms of this Plan. Thereafter, WRI and WRC will be dissolved.

                                   ARTICLE 11
                              THE DISBURSING AGENT

     11.1 APPOINTMENT

     A Disbursing Agent shall be appointed pursuant to the Confirmation Order. The Disbursing Agent shall, among other things, act instead of and as the nominee of the holders of Claims and Interests, receive payments from New WRI and its Estate, and make all payments and distributions contemplated by the Plan.

     11.2 COMPENSATION OF THE DISBURSING AGENT

     The Disbursing Agent shall be entitled to no compensation for services rendered. If any reimbursement of expenses is sought by the Disbursing Agent, the same shall be subject to the approval of the Bankruptcy Court and shall be payable from cash on hand after the entry of such an order by the Bankruptcy Court.

     11.3 NEW WRI As DISBURSING AGENT

     New WRI may be appointed as Disbursing Agent pursuant to the Confirmation Order to act in all such things as are required of the Disbursing Agent.

     11.4 DEBTORS' OBLIGATIONS ON EFFECTIVE DATE

          11.4.1 Delivery of Funds to Disbursing Agent.

          On or before the Effective Date, New WRI shall deliver to the Disbursing Agent sufficient funds to pay in full all Allowed Class 1A, 1B, 1C, 1D and 1E Claims to the extent such Claims are to be paid on the Effective Date. Thereafter, New WRI shall deliver to the Disbursing Agent, from time to time as required, sufficient funds to make all subsequent payments required to be made on account of Claims in Classes 1A, 1B, 1C, 1D, 1E, 3A, 3B, 3H, and 3I, and Interests in Classes 4B and 4C.

          11.4.2 Delivery of Stock and Warrants to Agent.

          On or before the Effective Date, New WRI shall deliver to the Disbursing Agent an aggregate of 15,000,000 shares of New Common Stock (or such lesser number as may be required to make the distributions provided for in the
Plan) and Warrants to purchase an additional 5,000,000 shares of New Common
Stock.

     11.5 DISBURSEMENT OF FUNDS, STOCK AND WARRANTS

          11.5.1 Disbursement of Funds.

          The Disbursing Agent shall deposit all funds received from New WRI in a separate, interest bearing account (the "Disbursement Account"). From the Disbursement Account, the Disbursing Agent shall, on the Effective Date and thereafter, disburse the amounts owed on such date to the holders of Allowed Claims in Classes 1A, 1B, 1C, 1D, 1E, 3A, 3B, 3H, and 3I and Allowed Interests in Classes 4B and 4C.

          11.5.2 Disbursement of Stock.

          The Disbursing Agent shall own and retain all New Common Stock issued to it pursuant to this plan until disbursement of such stock is required pursuant to this section.

          On the Effective Date, the Disbursing Agent shall deliver shares of New Common Stock to, or at the direction of, Recovery Lender, Allsup, Inc., the Team, and the holder of the Class 2C Claim.

          On or prior to the Effective Date, the Disbursing Agent shall request the holders of Class 4B, 4C, and 4D Interests to surrender their existing shares of stock in WRI in exchange for shares of New Common Stock. Thereafter, at least quarterly, the Disbursing Agent shall distribute New Common Stock to such Interest holders upon delivery of the certificates for existing stock in WRI.

          11.5.3 Disbursement of New Warrants.

          The Disbursing Agent shall own and retain all New Warrants issued to it pursuant to this plan until disbursement of such New Warrants is required pursuant to this section.

          As shares of New Common Stock are distributed to Class 4D Interest holders, the Disbursing Agent shall also deliver New Warrants to such Interest holders in amounts determined in accordance with this Plan.

                                   ARTICLE 12
                          CONDITIONS PRECEDENT TO PLAN

     The following are conditions precedent to the Plan:

     12.1 EXECUTION OF DOCUMENTS

     All documents necessary and appropriate to effectuate Debtor's Plan shall have been executed and delivered by all parties.

     12.2 CORPORATE ACTION

     All corporate actions of Debtors shall be properly completed by the Effective Date. The directors and officers of the Reorganized Debtor will take such actions as may be necessary to the end that, among other things, the articles and bylaws of the Reorganized Debtor contain provisions which are consistent with the interests of creditors and equity security holders and with public policy with respect to the manner of selection of any officer or director and any successor to such officer or director.

     12.3 RECOVERY LENDER CONVERSION

     The Plan is contingent upon Recovery Lender electing to convert its claims and administrative expenses to New Common Stock.

     12.4 ALLSUP AGREEMENT

     The Plan is contingent upon the Bankruptcy Court approval of and the performance by the parties of the Allsup Agreement.

                                   ARTICLE 13
                      CONDITIONS PRECEDENT TO DISTRIBUTIONS

     13.1 DOCUMENTS OF EXCHANGE AND SURRENDER

     The Disbursing Agent may, as a condition to receipt of distributions of funds or stock herein, require a holder of a Claim or Interest to return and cancel instruments respecting such Claim or Interest, or to execute separate releases provided for under this Plan.

     13.2 FRACTIONAL SHARES

     Fractional shares of New Common Stock shall not be issued. For purposes of distributing New Common Stock, a Creditor otherwise entitled to 0.5 or more of one (1) share shall receive one share therefor, and a Creditor entitled to less than 0.5 of one (1) share shall not receive a share therefor.

     13.3 UNCLAIMED FUNDS AND INTERESTS

     For a period of one (1) year from the Effective Date, the Disbursing Agent shall retain any New Common Stock, Warrant, or distribution otherwise distributable hereunder which remains unclaimed or as to which the Disbursing Agent has not received documents required under Section 13.1 hereof. Thereafter, the unclaimed New Common Stock and Warrants shall be canceled, and any unclaimed funds will be returned to the Reorganized Debtor.

                                   ARTICLE 14
                                OBJECTIONS TO AND
                              ESTIMATIONS OF CLAIMS

     14.1 OBJECTIONS AND BAR DATE FOR FILING OBJECTIONS

     As soon as practicable, but in no event later than ninety (90) days after the Confirmation Date, objections to claims shall be filed with the Bankruptcy Court and served upon the holders of each of the claims to which objections are made pursuant to the Bankruptcy Code and Bankruptcy Rules. Objections filed after such date will be barred. The primary responsibility for objecting to claims shall be with Debtors. Debtors shall have full right, power and authority to investigate and, if necessary, object to claims within the time stipulated.

     14.2 SETTLEMENT OF CLAIMS

     Settlement of any objection to a claim not exceeding $5,000 shall be permitted on the eleventh (11th) day after notice of the settlement has been provided to Debtor, the settling party, and other persons specifically requesting such notice, and if on such date there is no written objection filed, such settlement shall be deemed approved. In the event of a written objection to the settlement, the settlement must be approved by the Bankruptcy Court on notice to the objecting party.

     14.3 ESTIMATION OF CLAIMS

     Any holder of a Disputed Claim may request the Bankruptcy Court to conduct a hearing to estimate its Claim at any time prior to its allowance or disallowance. A Claim which has been estimated shall not be re-classified, but shall be entitled to distributions on the basis of such estimate until such Claim is allowed, disallowed or allowed in a different amount.

     14.4 CLAIMS AGAINST BOTH DEBTORS

     For the purposes of voting and distribution under the Plan, (a) any obligation of either of the Debtors and all guaranties thereof executed by the other Debtor will be treated as though they were one obligation, (b) any Claim or Claims filed against either of the Debtors in connection with any such obligation and any such guaranties will be treated as though they were one Claim; and (c) the intercompany claim arising therefrom shall be canceled and extinguished. Any Claim for which both Debtors are alleged to be liable shall be treated as a single Claim.

                                   ARTICLE 15
                                 NONALLOWANCE OF
                               PENALTIES AND FINES

     No distribution shall be made under this Plan on account of, and no Allowed Claim, whether secured, unsecured or priority, and no Allowed Administrative Claim shall include any fine, penalty, exemplary or punitive damages, late charges or other monetary charge relating to or arising from any default or breach by Debtors, and any claim on account thereof shall be deemed disallowed whether or not an objection is filed to it.

                                   ARTICLE 16
                EFFECT OF PLAN ON CLAIMS AND INTERESTS AND ASSETS

     16.1 DISCHARGE OF CLAIMS

     Except for the obligations imposed under this Plan, the consideration distributed under the Plan to any holder of a Claim shall be in exchange for and in complete discharge and release of all claims of any nature whatsoever against Debtors and the Estates, and in any of the assets or properties of Debtors or the Estates. The Confirmation Order shall constitute a judicial determination of the discharge, as of the Effective Date, of all liabilities of Debtors and the Estates.

     16.2 INJUNCTION

     In accordance with Section 524 of the Bankruptcy Code, the discharge provided for in this Article 16 and Section 1141 of the Bankruptcy Code, among other things, acts as a permanent injunction against the commencement or continuation of any action, employment or process or act to collect, offset or recover the Claims discharged hereby.

     16.3 CANCELLATION OF INTERESTS

     The consideration distributed under the Plan to any holder of an Interest shall be in exchange for and in complete discharge and release of all claims of any nature whatsoever against Debtors and the Estate, and in any of the assets or properties of Debtor or the Estate, arising out of such Interests. Except as otherwise provided herein, all shares, warrants, options, and subscription rights in Debtors shall be canceled and void as of the Effective Date, except for the one (1) share in WRI to be issued to New WRI in accordance with Article 10 hereof.

     16.4 VESTING OF ASSETS

     On the Effective Date, all assets of Debtors shall vest in New WRI, except as otherwise provided in Article 8 hereof, free and clear of all liens, claims and encumbrances, except as otherwise provided herein.

     16.5 ASSUMPTION OF LIABILITIES

     On the Effective Date, New WRI will assume only those obligations imposed under this Plan and shall assume no other liabilities of Debtors.

                                   ARTICLE 17
                         LEASES AND EXECUTORY CONTRACTS

     17.1 LEASES REJECTED UNLESS ASSUMED

     All leases and executory contracts not assumed on or prior to the Effective Date shall be rejected as of the Effective Date, unless specific written notice of intent to assume is mailed or delivered to the lessor or other contracting party before Confirmation. In the event of assumption, all pre-petition defaults will be cured on the Effective Date, or as soon thereafter as practicable.

                                   ARTICLE 18
                            RETENTION OF JURISDICTION

     Until the case is closed, the Court will retain jurisdiction to insure that the purposes and intent of the Plan are carried out. Without limiting the generality of the foregoing, the Court will retain jurisdiction. until the Plan is fully consummated, for the following purposes:

     18.1 CLAIMS

     The classification, allowance, subordination and liquidation of the claim of any creditor (including Administrative Claims) and the reexamination of Allowed Claims for purposes of determining acceptances at the time of Confirmation, and the determination of such objections as may be filed. The failure by Debtors to object to or to examine any claim for the purpose of determining Plan acceptance, shall not be deemed to be a waiver of any right to object to or reexamine any claim in whole or in part.

     18.2 TITLE AND DISPUTES

     The determination of all questions and disputes regarding title to the assets of the Estate, and determination of all causes of action, controversies, disputes, or conflicts, known or unknown, whether or not subject to action pending as of the Confirmation Date, between Debtors or either of them and any other party, including but not limited to, Debtor's right to recover assets, avoid transfers, recover fraudulent transfers, offset claims, recover money or property from any party or return assets which were or are the property of the Estate pursuant to the provisions of the Bankruptcy Code.

     18.3 EXECUTORY CONTRACTS

     The determination of all matters relating to the assumption, assignment, or rejection of executory contracts and unexpired leases, including claims for damages from the rejection of any executory contract or unexpired lease within such time as the Bankruptcy Court may direct.

     18.4 ESTIMATION

     The liquidation or estimation of damages or the determination of the manner and time for such liquidation or estimation in connection with any contingent, disputed, or unliquidated Claims.

     18.5 PLAN CORRECTIONS

     The correction of any defect, the curing of any omission, or the reconciliation of any inconsistency in the Plan, the Confirmation Order, or any and all documents executed or to be executed in connection therewith, as may be necessary to carry out the purposes and the intent of the Plan, on such notice as the Bankruptcy Court shall determine to be appropriate.

     18.6 PLAN MODIFICATIONS

     The modification of the Plan after Confirmation pursuant to the Bankruptcy Rules and the Bankruptcy Code.

     18.7 ADMINISTRATIVE CLAIMS

     The adjudication of all claims, controversies, contested matters or adversary proceedings arising out of any purchases, sales, agreements or obligations made or undertaken by and between Debtors and any third party during the pendency of Debtors' reorganization case.

     18.8 INTERPRETATION

     The enforcement and interpretation of the terms and Conditions of the Plan and the determination of all controversies and disputes that may arise in connection with the enforcement, interpretation or consummation of the Plan.

     18.9 EXTENSIONS OF TIME

     The shortening or extending, for cause, of the time fixed for doing any act or thing under the Plan, on such notice as the Bankruptcy Court shall determine to be appropriate.

     18.10 ENFORCEMENT

     The entry of any order, including injunctions, necessary to enforce the title, rights, and powers of Debtors, and to impose such limitations, restrictions, terms and conditions on such title, rights, and powers as the Bankruptcy Court may deem appropriate.

     18.11 TERMINATION

     The entry of an order concluding and terminating this Reorganization Case.

     18.12 OTHER MATTERS

     The determination of such other matters as may be provided in the Confirmation Order or as may be authorized under the Bankruptcy Code.

                                   ARTICLE 19
                            MODIFICATION OF THE PLAN

     In addition to the modification rights under Section 1127 of the Bankruptcy Code, Debtors may propose amendments to or modifications of this Plan at any time prior to entry of the Confirmation Order, with leave of the Bankruptcy Court, upon such notice as may be prescribed by the Court. After entry of the Confirmation Order, the Debtors may, with the approval of the Court, and so long as it does not materially or adversely affect the interest of creditors, cure any omission, correct any defect, or reconcile any inconsistencies in the Plan, the Confirmation Order, or any and all documents executed or to be executed in accordance therewith, in such manner as may be necessary to carry out the purposes and intent of this Plan.

                                   ARTICLE 20
                                  MISCELLANEOUS

     20.1 NOTICES

     All notices, requests, or demands for payment provided for in the Plan shall be in writing and shall be deemed to have been given when personally delivered by hand, or deposited in any general or branch post office of the United States Postal Service, or received by telecopy. Notices, requests and demands for payment shall be addressed and sent postage prepaid or delivered to:

                             Work Recovery, Inc.
                             Attn.: Dorcas R. Hardy
                             2341 S. Friebus, Suite 14
                             Tucson, Arizona 85713

With copies to:

                             Osborn Maledon
                             Attn: C. Taylor Ashworth
                             2929 N. Central Avenue, Suite 2100
                             Phoenix, Arizona 85012-2794

     20.2 HEADINGS

     The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the provisions or interpretation of the Plan.

     20.3 TIME OF THE ESSENCE

     Time is of the essence in the interpretation and enforcement of this Plan. Without limiting the generality of such statement, the rights provided hereunder are intended to expire immediately upon the expiration of the period provided for herein, and are intended not to be extended under Section 362 or Section 105 of the Bankruptcy Code for any reason.

     20.4 CONFIRMATION WITHOUT ACCEPTANCE OF ALL CLASSES

     Debtors will request the Bankruptcy Court to confirm the Plan notwithstanding the rejection of the Plan by an impaired Class, pursuant to the provisions of 1129(b) of the Bankruptcy Code.

DATED the 25th day of November, 1996

                                         WORK RECOVERY, INC.,
                                         a Colorado corporation

                                         By /s/ Robert D. Judson, Jr.
                                            ------------------------------------
                                            Robert D. Judson, Jr.,
                                            Chief Financial Officer


                                         WORK RECOVERY CENTERS, INC.,
                                         an Arizona corporation

                                         By /s/ Robert D. Judson, Jr.
                                            ------------------------------------
                                            Robert D. Judson, Jr.,
                                            Chief Financial Officer

OSBORN & MALEDON, P.A.

By /s/ C. Taylor Ashworth
   -----------------------------------
   C. Taylor Ashworth
   2929 N. Central Avenue, Suite 2100
   Phoenix, Arizona 85012-2798

   Attorneys for Debtors

                                   SCHEDULE 1

                       Description of - Louisiana Property

A certain piece or parcel of ground situated in the Parish of Jefferson, State of Louisiana, designated at Lot 16-A, Harlem Subdivision. Said Lot 1 6-A forms the corner of Ridgelake Drive and Interstate Highway No. 10 right of way and measures thence 170 feet front on Ridgelake Drive, a first depth and front on I-10 right of way of 7.39 feet; thence a second depth and front on l-10 right of way of 163.85 feet, thence a third depth and front on I-10 right of way of 89.93 feet; thence a fourth depth and front on I- 1 0 right of way of 53-04 feet, a width in the rear of 17.37 feet by a depth on the sideline nearest 27th Street of 270 feet, all allocated in Square 15 thereof.

                                   SCHEDULE 2

                         Description of Tucson Property

Lots 2 and 3 of Friebus Industrial Park, a subdivision recorded in Book 29, of Maps at Page 84, Records of Pima County, Arizona

                                   SCHEDULE 3

                        Description of Engmann Collateral

     (a) all claims, liabilities, accounts receivables, and notes owed to Grantor by Toyota (the "Receivable");

     (b) those certain ERGOS WorkStations identified as follows: (i) the R&D WorkStation; Serial Number EWS-9206123-El1-11111; and (ii) the Suite 8 WorkStation, Serial Number EWS-9412262-EAl-AAAAA (the "Equipment").

     (c) All accounts receivable, contract rights, chattel paper, instruments, general intangibles, instruments, notes, drafts, acceptances, cash, bank balances and other obligations of any kind now or hereafter existing, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to the Receivable or the Equipment (any and all such accounts, contract rights, chattel paper, instruments, general intangibles and obligations being also included within the term the "Receivables" and any and all such leases, security agreements and other contracts relating thereto being the "Related Contracts");

     (d) All proceeds of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loan payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing; and

     (e) The products and proceeds of all of the foregoing. It is the intent and understanding of the parties hereto that the coverage of the security interest granted hereby be broadly and liberally construed to include all personal property of any nature arising out of or relating to the specifically described collateral.

                                   SCHEDULE 4

                    Description of Recovery Lender Collateral

     (a) all claims, liabilities, accounts receivables and notes. owed to Grantor, including without limitation all accounts receivable owed to Grantor by Toyota (the "Receivables");

     (b) those certain ERGOS WorkStations identified on Exhibit A attached hereto and incorporated herein (the "Equipment");

     (c) all accounts receivable, contract rights, chattel paper, instruments, drafts, acceptances, cash, bank balances and general intangibles, instruments, notes, drafts, acceptances, cash, bank balances and other obligations of any kind now or hereafter existing, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to the Receivables or the Equipment (any and all such accounts, contract rights, chattel paper, instruments, general intangibles and obligations being also included within the term the "Receivables" and any and all such leases, security agreements and other contracts relating thereto being the "Related Contracts");

     (d) all general intangibles, trade secrets, and rights under licensing agreements and royalty agreements, and patents and copyrights, including without limitation all of Grantor's rights to ERGOS technology and all related rights (the "ERGOS Technology");

     (e) all proceeds of any and all of the foregoing described collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing; and

     (f) the products and proceeds of all of the foregoing;

                                 EXHIBIT "A" to
                    Description of Recovery Lender Collateral

Serial Numbers of ERGOS(R) Work Stations:

EWS-9206123-E-11-11111
EWS-9412252-E-Al-AAAAA
EWS-9206211-E-11-11111
EWS-9206148-E-Al-AAAAA
EWS-9612372-E-Al-AAAAA
EWS-9206137-E-Al-AAAAA
EWS-9306245-E-Al-AAAAA
EWS-9206183-E-J1-11111
EWS-9206215-E-Al-AAAAA
EWS-9303238-E-Al-AAAAA
EWS-9 206129-E-A1-AAAAA
EWS-9206130-E-11-11111
EWS-9 206143-E-11-11111
Four (4) new builds on Manufacturing floor, essentially complete, except for computers Serial numbers not yet assigned

                                   SCHEDULE 5

                        Description of Allsup Collateral

Two (2) ERGOS(R) Work Simulators

Serial Number EWS-95-12328-E-A1-AAAAA
Serial Number EWS-92-06214-E-A1-AAAAA

                                                 EXHIBIT 2 TO ORDER CONFIRMING PLAN

                                                     SUMMARY OF CLASS TREATMENTS
----- ------------------------------------------------ -----------------------------------------------------------------------------
CLASS               DESCRIPTION OF CLASS                                                    TREATMENT
----- ------------------------------------------------ -----------------------------------------------------------------------------

1A    Administrative claims WRI                        To be paid in full in cash on later of (i) Effective Date, (ii) when allowed, or (iii) when due, unless holder agrees to different treatment.
----- ------------------------------------------------ -----------------------------------------------------------------------------
1B    Administrative Claims WRC                        To be paid in full in cash on later of (i) Effective Date, (ii) when allowed, or (iii) when due, unless holder agrees to different treatment.
----- ------------------------------------------------ -----------------------------------------------------------------------------
1C    Wage Claims WRI                                  To be paid in full in cash on later of (i) Effective Date, (ii) when allowed, or (iii) when due, unless holder agrees to different treatment.
----- ------------------------------------------------ -----------------------------------------------------------------------------
1D    Tax Claims WRI                                   To be paid in full in cash on later of (i) Effective Date, or (ii) when allowed.
----- ------------------------------------------------ -----------------------------------------------------------------------------
1E    Tax Claims WRC                                   To be paid in full in cash on later of (i) Effective Date, or (ii) when allowed.
----- ------------------------------------------------ -----------------------------------------------------------------------------
2A    MetLife Secured Claim on Louisiana Property WRI  To be paid in full, together with interest, fees and expenses to the extent permitted under Section 506(b) of the Bankruptcy Code.
----- ------------------------------------------------ -----------------------------------------------------------------------------
2B    MetLife Secured Claim on Tucson Property WRI     Debtors to cure existing defaults as of the Effective Date and to resume payments under existing agreement thereafter.
----- ------------------------------------------------ -----------------------------------------------------------------------------
2C    Engmann Secured Claim WRI                        Claims will be converted to shares of New Common Stock at the Recovery
                                                       Conversion Rate.
----- ------------------------------------------------ -----------------------------------------------------------------------------
2D    Recovery Lender Secured Claim WRI                Claim will be converted t New Common Stock at the Recovery Conversion Rate.
----- ------------------------------------------------ -----------------------------------------------------------------------------
2E    Allsup Secured Claim WRI                         Claim will be converted to New Common Stock at the Share Rate times the
                                                       Discount Factor.
----- ------------------------------------------------ -----------------------------------------------------------------------------
3A    Small Claims WRI                                 Each holder will receive an amount equal to 90% of its allowed claim within thirty days after Effective Date, or, if later, when allowed.
----- ------------------------------------------------ -----------------------------------------------------------------------------
3B    Small Claims WRC                                 Each holder will receive an amount equal to 90% of its allowed claim within thirty days after Effective Date, or, if later, when allowed.
----- ------------------------------------------------ -----------------------------------------------------------------------------

                                                                B-1

----- ------------------------------------------------ -----------------------------------------------------------------------------
CLASS               DESCRIPTION OF CLASS                                                    TREATMENT
----- ------------------------------------------------ -----------------------------------------------------------------------------

3C    Unresolved Claims WRI                            Each holder of an allowed claim will receive New Common Stock of a value
                                                       (based upon the Share Rate) equal to the allowed amount of such claim.
----- ------------------------------------------------ -----------------------------------------------------------------------------
3E    Securities Fraud Claims WRI                      Each holder will receive (i) a pro rata share of 1,500,000 shares of New
                                                       Common Stock, and (ii) a share (prorated among this class and existing stockholders) of a trust (the "Claim Trust") to be established to own the company's existing claims against former insiders and other acting with them.
                                                       Distributions will be made after the amount of claims in the class in the class have been determined and as proceeds from the trust become available.
----- ------------------------------------------------ -----------------------------------------------------------------------------
3F    B Warrant Claims WRI                             Each holder of a claim will receive it s pro rata share of 150,000 shares of
                                                       New Common Stock, as of the Effective Date.
----- ------------------------------------------------ -----------------------------------------------------------------------------
3G    Dealer Warrant Claims WRI                        Each holder of a claim will receives its pro rata share of 350,000 shares of
                                                       New Common Stock, as of the Effective Date.
----- ------------------------------------------------ -----------------------------------------------------------------------------
3H    General Unsecured Claims WRI                     Each holder would receive a total of 80% of claim in two installments 90 and
                                                       180 days after Effective Date, plus distributions from the Claims Trust.
----- ------------------------------------------------ -----------------------------------------------------------------------------
3I    General Unsecured Claims WRC                     Each holder would receive a total of 80% of claim in two installments 90 and
                                                       180 days after Effective Date, plus distributions from the Claims Trust.
----- ------------------------------------------------ -----------------------------------------------------------------------------
4A    Series A Preferred Stock WRI                     The holder of the Series A Preferred Stock will receive cash from the redemption of such stock prior to the Effective Date.
----- ------------------------------------------------ -----------------------------------------------------------------------------
4B    Series B Preferred Stock WRI                     Each holder would receive, on the Effective Date, an amount equal to 20% of accrued dividends plus one share of New Common Stock for each 10 shares of old common stock to which their stock could have been converted.
----- ------------------------------------------------ -----------------------------------------------------------------------------
4C    Series C Preferred Stock WRI                     Each holder would receive, on the Effective Date, an amount equal to 20% of accrued dividends plus one share of New Common Stock for each 10 shares of old common stock to which their stock could have been converted.
----- ------------------------------------------------ -----------------------------------------------------------------------------
4D    Common Stock WRI                                 Each holder of old stock would receive (i) one share of New Common Stock for each 10 shares of old common stock, (ii) a share of the Claims Trust prorated among existing share-holders and securities fraud claimants, and (iii) a warrant to buy one share of New Common Stock for each 10 shares of old common stock, the exercise price being the Share Rate.
----- ------------------------------------------------ -----------------------------------------------------------------------------

                                   B-2

----- ------------------------------------------------ -----------------------------------------------------------------------------
CLASS               DESCRIPTION OF CLASS                                                    TREATMENT
----- ------------------------------------------------ -----------------------------------------------------------------------------

4F    Common Stock in WRC                              WRI would retain 100% ownership of WRC.
----- ------------------------------------------------ -----------------------------------------------------------------------------
4G    Employee Stock Option WRI                        Each holder of a claim shall be entitled to options to acquire New Common
                                                       Stock equal to one share for each 10 shares for which options are now held, with such option being exercisable at the market price for such stock.
----- ------------------------------------------------ -----------------------------------------------------------------------------
4H    Former insiders of WRI                           Nothing.
----- ------------------------------------------------ -----------------------------------------------------------------------------

                                TABLE OF CONTENTS


ARTICLE 1 DEFINITIONS ..................................................   2
    1.1 GENERAL DEFINITIONS ............................................   2
       1.1.1 Administrative Claim ......................................   2
       1.1.2 Allowed Claim .............................................   3
       1.1.3 Allowed Secured Claim .....................................   3
       1.1.4 Bankruptcy Code ...........................................   3
       1.1.5 Bankruptcy Court ..........................................   3
       1.1.6 Bankruptcy Rules ..........................................   3
       1.1.7 Bar Date ..................................................   3
       1.1.9 Class .....................................................   3
       1.1.10 Confirmation .............................................   3
       1.1.11 Confirmation Date ........................................   3
       1.1.12 Confirmation Hearing .....................................   3
       1.1.13 Confirmation Order .......................................   3
       1.1.1 4 Creditors' Committee ....................................   4
       1.1.15 Debtors ..................................................   4
       1.1.16 Disclosure Statement .....................................   4
       1.1.17 Discount Factor ..........................................   4
       1.1.18 Disputed Claim ...........................................   4
       1.1.19 Effective Date ...........................................   4
       1.1.20 Equity Conversion Rate ...................................   4
       1.1.21 Estates ..................................................   4
       1.1.22 Estimated Claim ..........................................   4
       1.1.23 Final Order ..............................................   4
       1.1.24 Interest or Interests ....................................   4
       1.1.25 MetLife ..................................................   5
       1.1.26 MetLife Louisiana Rate ...................................   5
       1.1.27 New Common Stock .........................................   5
       1.1.28 New Warrant ..............................................   5
       1.1.29 New WRI ..................................................   5
       1.1.30 Old Common Stock .........................................   5
       1.1.31 Petition Date ............................................   5
       1.1.32 Plan .....................................................   5
       1.1.33 Plan Shares ..............................................   5
       1.1.34 Priority Claims ..........................................   5
       1.1.35 Recovery Conversion Rate .................................   5
       1.1.36 Pro Rata .................................................   6
       1.1.37 Recovery Lender ..........................................   6
       1.1.38 Recovery Lender Financing Agreement ......................   6
       1.1.39 Reorganization Cases .....................................   6
       1.1.40 Reorganized Debtor .......................................   6
       1.1.41 Securities Fraud Claim ...................................   7
       1.1.42 Securities Fraud Claim Bar Date ..........................   7
       1.1.43 Share Rate ...............................................   7
       1.1.44 Tax Claim ................................................   7
       1.1.45 TEAM .....................................................   7
       1.1.46 Unresolved Claim .........................................   7
       1.1.47 Wage Claim ...............................................   7
       1.1.48 WRI ......................................................   7
       1.1.49 WRC ......................................................   7
    1.2 PROPERTY DESCRIPTIONS
       1.2.1 The Louisiana Property ....................................   7

       1.2.2 The Tucson Property........................................   8
       1.2.3 The Engmann Collateral.....................................   8
       1.2.4 The Recovery Lender Collateral.............................   8
       1.2.5 The Allsup Collateral......................................   8
    1.3 TERMS DEFINED IN BANKRUPTCY CODE................................   8

ARTICLE 2 CLASSIFICATION OF CLAIMS AND INTERESTS........................   8
    2.1 PRIORITY CLAIMS.................................................   8
       2.1.1 Class 1 A.  Allowed Administrative Claims WRI..............   8
       2.1.2 Class 1 B.  Allowed Administrative Claims WRC..............   8
       2.1.3 Class 1 C.  Allowed Wage Claims WRI........................   9
       2.1.4 Class 1 D.    Allowed Tax Claims WRI.......................   9
       2.1.5 Class 1 E.    Allowed Tax Claims WRC.......................   9
    2.2 SECURED CLAIMS..................................................   9
       2.2.1 Class 2A. Louisiana Property Secured Claim WRI.............   9
       2.2.2 Class 2B. Tucson Property Secured Claim WRI................   9
       2.2.3 Class 2C.     Engmann Secured Claim WRI....................   9
       2.2.4 Class 2D.     Recovery Lender Secured Claim WRI............   9
       2.2.5 Class 2E. Allsup Secured Claim WRI.........................   9
       2.2.6 Class 2F. Ford Motor Secured Claim WRI.....................   9
    2.3 UNSECURED CLAIMS................................................   9
       2.3.1 Class 3A. Small Claims WRI.................................   9
       2.3.2 Class 38. Small Claims WRC.................................  10
       2.3.3 Class 3C. Unresolved Claims WRI............................  10
       2.3.4 INTENTIONALLY OMITTED......................................  10
       2.3.5 Class 3E. Securities Fraud Claims WRI......................  10
       2.3.6 Class 3F. B Warrants Claims WRI............................  11
       2.3.7 Class 3G. Dealer Warrants Claims WRI.......................  11
       2.3.8 Class 3H. General Unsecured Claims WRI.....................  11
       2.3.9 Class 31.  General Unsecured Claims WRC....................  11
    2.4 INTERESTS.......................................................  11
       2.4.1 Class 4A. Series A Preferred Stock WRI.....................  11
       2.4.2 Class 4B. Series B Preferred Stock WRI.....................  11
       2.4.3 Class 4C. Series C Preferred Stock WRI.....................  11
       2.4.4 Class 4D. Common Stock WRI.................................  11
       2.4.5 INTENTIONALLY OMITTED......................................  11
       2.4.6 Class 4F. Common Stock WRC.................................  12
       2.4.7 Class 4G. Employee Stock Option Plan WRI...................  12
       2.4.8 Class 4H. Brandon Interests WRI............................  12

ARTICLE 3 TREATMENT OF CLASSES OF CLAIMS AND INTERESTS..................  12
    3.1 PRIORITY CLAIMS.................................................  12
       3.1.1 Class 1 A. Allowed Administrative Claims WRI...............  12
       3.1.2 Class 1 B. Allowed Administrative Claims WRC...............  12
       3.1.3 Class 1 C. Allowed Wage Claims WRI.........................  13
       3.1.4 Class 1 D. Allowed Tax Claims WRI..........................  13
       3.1.5 Class 1 E. Allowed Tax Claims WRC..........................  13
    3.2 SECURED CLAIMS..................................................  13
       3.2.1 Class 2A. Louisiana Property Secured Claim WRI.............  13
       3.2.2 Class 2B. Tucson Property Secured Claim WRI................  14
       3.2.3 Class 2C. Engmann Secured Claim WRI........................  14
       3.2.4 Class 2D. Recovery Lender Secured Claim WRI................  14
       3.2.5 Class 2E. Allsup Secured Claim WRI.........................  14
       3.2.6 Class 2F. Ford Motor Secured Claim WRI.....................  14
    3.3 UNSECURED CLAIMS WITHOUT PRIORITY...............................  15

       3.3.1 Class 3A. Small Claims WRI.................................  15
       3.3.2 Class 3B. Small Claims WRC.................................  16
       3.3.3 Class 3C. Unresolved Claims WRI............................  16
       3.3.4 INTENTIONALLY OMITTED......................................  16
       3.3.5 Class 3E. Securities Fraud Claims WRI......................  16
       3.3.6 Class 3F. 8 Warrants Claims WRI............................  16
       3.3.7 Class 3G. Dealer Warrants Claims WRI.......................  16
       3.3.8 Class 3H. General Unsecured Claims WRI.....................  16
       3.3.9 Class 31. General Unsecured Claims WRC.....................  18
    3.4 INTERESTS.......................................................  18
       3.4.1 Class 4A. Series A Preferred Stock WRI.....................  18
       3.4.2 Class 4B. Series B Preferred Stock WRI.....................  18
       3.4.3 Class 4C. Series C Preferred Stock WRI.....................  18
       3.4.4 Class 4D. Common Stock WRI.................................  18
       3.4.5 INTENTIONALLY OMITTED......................................  19
       3.4.6 Class 4F. Common Stock WRC.................................  20
       3.4.7 Class 4G. Employee Stock Option Plan WRI...................  20
       3.4.8 Class 4H. Brandon Interests WRI............................  20

ARTICLE 4 ELECTIONS BY CLAIMANTS........................................  20
    4.1 SMALL CREDITOR ELECTIONS........................................  20
    4.2 NEW COMMON STOCK ELECTIONS......................................  20

ARTICLE 5 ISSUANCE OF NEW COMMON STOCK AND WARRANTS.....................  21
    5.1 ISSUANCE OF NEW COMMON STOCK....................................  21
    5.2 ISSUANCE OF NEW WARRANTS........................................  21
    5.3 ISSUANCE OF ALLSUP WARRANTS.....................................  21
    5.4 ISSUANCE OF CONDITIONAL WARRANTS................................  22

ARTICLE 6 DISTRIBUTIONS ON ACCOUNT OF UNRESOLVED CLAIMS.................  22
    6.1 IDENTIFICATION OF CLAIMS........................................  22
    6.2 RESOLUTION OF CLAIMS............................................  22
    6.3 INITIAL DISTRIAUTION............................................  22
    6.4 FINAL DISTRIBUTION..............................................  23

ARTICLE 7 SECURITIES FRAUD CLAIMS.......................................  24
    7.1 IDENTIFICATION OF CLAIMS........................................  24
    7.2 DISTRIBUTION ON ACCOUNT OF CLAIMS...............................  24

ARTICLE 8 THE CLAIMS TRUST..............................................  24
    8.1 ESTABLISHMENT OF TRUST..........................................  24
    8.2 APPOINTMENT AND RESPONSIBILITIES OF TRUSTEE.....................  24
    8.3 EXCESS SHARES OF NEW COMMON STOCK...............................  24
    8.4 BENEFICIARIES And DISTRIBUTIONS.................................  26

ARTICLE 9 IMPLEMENTATION PROVISIONS --CERTAIN ENABLING AGREEMENTS.......  26
    9.1 STOCK ACCEPTANCE BY RECOVERY LENDER.............................  26
    9.2 AGREEMENT WITH TEAM.............................................  26
    9.3 AGREEMENT WITH ALLSUP, INC......................................  26

ARTICLE 10 IMPLEMENTATION PROVISIONS -- NEW CORPORATION.................  28
    10.1 FORMATION OF NEW WORK RECOVERY, INC............................  28
    10.2 TRANSFER OF ASSETS AND LIABILITIES.............................  28
    10.3 DISSOLUTION OF WRI AND WRC.....................................  28

ARTICLE 11 THE DISBURSING AGENT .......................................   28
    11.1 APPOINTMENT ..................................................   28
    11.2 COMPENSATION OF THE DISBURSING AGENT .........................   28
    11.3 NEW WRI As DISBURSING AGENT ..................................   29
    11.4 DEBTORS' OBLIGATIONS ON EFFECTIVE DATE .......................   30
       11.4.1 Delivery of Funds to Disbursing Agent ...................   30
       11.4.2 Delivery of Stock and Warrants to Agent .................   30
    11.5 DISBURSEMENT OF FUNDS, STOCK AND WARRANTS ....................   30
       11.5.1 Disbursement of Funds ...................................   30
       11.5.2 Disbursement of Stock ...................................   30
       11.5.3 Disbursement of New Warrants ............................   30

ARTICLE 12 CONDITIONS PRECEDENT TO PLAN ...............................   31
    12.1 EXECUTION OF DOCUMENTS .......................................   32
    12.2 CORPORATE ACTION .............................................   32
    12.3 RECOVERY LENDER CONVERSION ...................................   32
    12.4 ALLSUP AGREEMENT .............................................   32

ARTICLE 13 CONDITIONS PRECEDENT TO DISTRIBUTIONS ......................   32
    13.1 DOCUMENTS OF EXCHANGE AND SURRENDER ..........................   32
    13.2 FRACTIONAL SHARES ............................................   32
    13.3 UNCLAIMED FUNDS AND INTERESTS ................................   32

ARTICLE 14 OBJECTIONS TO AND ESTIMATIONS OF CLAIMS ....................   34
    14.1 OBJECTIONS AND BAR DATE FOR FILING OBJECTIONS ................   34
    14.2 SETTLEMENT OF CLAIMS .........................................   34
    14.3 ESTIMATION OF CLAIMS .........................................   34
    14.4 CLAIMS AGAINST BOTH DEBTORS ..................................   34

ARTICLE 15 NONALLOWANCE OF PENALTIES AND FINES ........................   34

ARTICLE 16 EFFECT OF PLAN ON CLAIMS AND INTERESTS AND ASSETS ..........   36
    16.1 DISCHARGE OF CLAIMS ..........................................   36
    16.2 INJUNCTION ...................................................   36
    16.3 CANCELLATION OF INTERESTS ....................................   36
    16.4 VESTING OF ASSETS ............................................   36
    16.5 ASSUMPTION OF LIABILITIES ....................................   36

ARTICLE 17 LEASES AND EXECUTORY CONTRACTS .............................   36
    17.1 LEASES REJECTED UNLESS ASSUMED ...............................   36

ARTICLE 18 RETENTION OF JURISDICTION ..................................   38
    18.1 CLAIMS .......................................................   38
    18.2 TITLE AND DISPUTES ...........................................   38
    18.3 EXECUTORY CONTRACTS ..........................................   38
    18.4 ESTIMATION ...................................................   38
    18.5 PLAN CORRECTIONS .............................................   38
    18.6 PLAN MODIFICATIONS ...........................................   38
    18.7 ADMINISTRATIVE CLAIMS ........................................   39
    18.8 INTERPRETATION ...............................................   39
    18.9 EXTENSIONS OF TIME ...........................................   39
    18.10 ENFORCEMENT..................................................   39
    18.11 TERMINATION .................................................   39
    18.12 OTHER MATTERS ...............................................   39

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ARTICLE 19 MODIFICATION OF THE PLAN ...................................   39

ARTICLE 20 MISCELLANEOUS ..............................................   40
    20.1 NOTICES.......................................................   40
    20.2 HEADINGS .....................................................   41
    20.3 TIME OF THE ESSENCE ..........................................   41
    20.4 CONFIRMATION WITHOUT ACCEPTANCE OF ALL CLASSES ...............   41

SCHEDULES

            1. Description of Louisiana Property
            2. Description of Tucson
            3. Description of Engmann Collateral
            4. Description of Recovery Lender Collateral
            5. Description of Allsup Collateral

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